UNITED STATES
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SCHEDULE 14A
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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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ORBCOMM Inc.
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ORBCOMM Inc. issued the following press release on April 30, 2009.
PROXY GOVERNANCE, INC. RECOMMENDS SHAREHOLDERS
VOTE “FOR”
ORBCOMM BOARD’S NOMINEES
Fort Lee, NJ, April 30, 2009 – ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on two-way Machine-to-Machine (M2M) communications, today announced that Proxy Governance, Inc. (PGI), one of the leading independent proxy advisory firms, has published a report recommending that shareholders vote “FOR” both of the company’s nominees for ORCOMM’s Board of Directors, Jerome Eisenberg and Marco Fuchs.
In its report, published on April 28, 2009, PGI states, “Of the two core strategies for making a million dollars – start with a dollar, or start with a billion dollars – this may be the first proxy contest ever launched in support of the second.”
PGI notes the dissident’s self interest in the proposal for an unnecessary $25 million capital raise, stating that “there is clearly no need to raise additional cash now, and no reason to believe the company would be unable to raise it in the future, if things came down to it.”
In discussing the dissident’s plan to raise capital, PGI continued:
“No one believes the company needs this money, particularly at this moment... the most compelling argument isn’t even that the officers and directors – who, unlike the dissidents, own enough shares (18%) to take both capital adequacy and capital efficiency seriously – have a substantial personal incentive to not get this wrong. It is, instead, the additional $20 million cushion of vendor financing which the company does not expect to tap, and the numerous banking relationships, including the one through which it raised $70 million only a few years ago, give it direct access to the capital markets on efficient, competitive terms.”
“Whether the dissidents have now foresworn their share of the banking fees is immaterial. An expensive and dilutive capital raise which is also demonstrably unnecessary raises significant questions about the judgment of any directors who would pursue it.”
PGI also commented on the purported strategic plan offered by the dissident group.
“Among the rest of [the dissidents’] proposals, what seems to have potential isn’t new, and what seems to be new hasn’t much potential. Breakout innovations such as satellite-based AIS tracking and monitoring cathodic protection on oil pipelines are initiatives the company was bringing to market long before the dissidents first presented their ideas to the board last summer.”
ORBCOMM urges all shareholders to follow PGI’s recommendation to vote in favor of its nominees by signing and returning the WHITE proxy card.
Commenting on this announcement, Marc Eisenberg, ORBCOMM’s Chief Executive Officer, stated “We are pleased to receive a favorable recommendation from PGI, making it the third leading proxy advisory firm to recommend that shareholders vote in favor of ORBCOMM’s nominees at the upcoming annual meeting.”
ORBCOMM will hold its annual shareholder meeting on May 6, 2009, at 10:00 AM, Eastern Time, at the Hyatt Dulles, 2300 Dulles Corner Boulevard, Herndon, VA, 20171.
About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, General Electric, Hitachi Construction Machinery, Hyundai Heavy Industries, Komatsu Ltd., Manitowoc Crane Companies, Inc, and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communications products and services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. The Company’s products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has a network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.
Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from the Asset Intelligence division of General Electric Company (“GE” or “General Electric” or “AI”), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System (“AIS”) business; the in-orbit satellite failure of the Coast Guard demonstration or the quick-launch satellites, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts Investor Inquiries: Lucas Binder VP, Business Development and Investor Relations ORBCOMM Inc. 703-433-6505 binder.lucas@orbcomm.com	Media Inquiries: Jennifer Lattif Senior Account Executive The Abernathy MacGregor Group 212-371-5999 jcl@abmac.com